CLIFFORD                                           LIMITED LIABILITY PARTNERSHIP
CHANCE

                                                                  CONFORMED COPY

                       TURQUOISE RECEIVABLES TRUST LIMITED
                             as Receivables Trustee

                                       and

                          BEDELL TRUST COMPANY LIMITED
                           as Trust Accounts Operator

                                   ----------

                       TRUST ACCOUNTS OPERATING AGREEMENT

                                   ----------

                                    CONTENTS

CLAUSE                                                                      PAGE
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THIS AGREEMENT is made the 23 May 2006

BETWEEN:

(1)  TURQUOISE RECEIVABLES TRUST LIMITED, a company incorporated in Jersey with registration number 92324 and having its registered office at 26 New
     Street, St. Helier, Jersey JE2 3RA, Channel Islands (as trustee of the trust constituted by the Receivables Trust Deed and Servicing Agreement,
     the "RECEIVABLES TRUSTEE"); and

(2)  BEDELL TRUST COMPANY LIMITED, whose registered office is at 26 New Street,
     St Helier, Jersey JE2 3RA (the "TRUST ACCOUNTS OPERATOR").

WHEREAS

(A)  Pursuant to the terms and subject to the conditions of the Receivables
     Securitisation Deed and the Receivables Trust Deed and Servicing Agreement,
     HSBC Bank plc as Transferor may from time to time offer to sell by way of assignment certain of the Receivables to the Receivables Trustee and the
     Receivables Trustee may from time to time accept any such offer in the manner provided in the Receivables Securitisation Deed. In connection with any such Receivables which may be assigned, the Receivables Trustee has entered into a declaration of trust on the terms set out in the Receivables
     Trust Deed and Servicing Agreement.

(B)  The Receivables Securitisation Deed and the Receivables Trust Deed and
     Servicing Agreement contemplate (and any related Supplement may also so contemplate) that in various circumstances specified therein the
     Receivables Trustee will exercise certain rights and powers in relation to the Trust Accounts and other matters referred to herein.

(C)  Pursuant to the terms and subject to the conditions of this Agreement, the
     Receivables Trustee and the Trust Accounts Operator have agreed that the
     Receivables Trustee will constitute the Trust Accounts Operator as the
     Trust Accounts Operator of the Receivables Trust and the Receivables
     Trustee will accordingly entrust the matters referred to in recital (B) to the Trust Accounts Operator.

(D)  The Receivables Trustee hereby acknowledges that it has also appointed the
     Trust Accounts Operator as its Corporate Services Provider.

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NOW IT IS HEREBY AGREED as follows:

1.   INTERPRETATION

     In this Agreement and the Recitals, terms defined in the master definitions schedule attached as schedule 6 to the Receivables Trust Deed and Servicing
     Agreement dated on or about 23 May 2006 (as amended) (the "MASTER
     DEFINITIONS SCHEDULE") shall bear the same meaning herein, and all other references shall be construed in accordance therewith, and the following terms shall have the following meanings except to the extent that the context otherwise requires:

     "BUSINESS DAY" means a week-day (other than a Saturday or Sunday) when clearing banks are open for business in London and Jersey.

     "TRUST ACCOUNTS BANK" means HSBC Bank plc.

2.   SERVICES PROVIDED BY THE TRUST ACCOUNTS OPERATOR

2.1

     (a)  The Receivables Trustee appoints the Trust Accounts Operator to act as its account operator in order to implement, administer and carry out those responsibilities and obligations of, or with respect to, the
          Receivables Trustee which are set out in paragraph (b) below under and in connection with the Receivables Securitisation Deed, the
          Receivables Trust Deed and Servicing Agreement, any related Supplement and any documents and/or any matter contemplated by any of the said documents.

     (b)  The authority granted to and obligations accepted by the Trust
          Accounts Operator pursuant to paragraph (a) shall comprise the following:

          (i)   giving directions in relation to the movement of monies from the
                Trust Accounts following advice from the Servicer;

          (ii)  subject to this Agreement, implementing any directions of the
                Receivables Trustee in relation to the Trust Accounts;

          (iii) dealing with third parties (including HSBC Bank plc in its various capacities (including as Trust Accounts Bank), the
                Beneficiaries, any Enhancement Provider, any substitute
                servicer, and any other Person);

          (iv)  subject always to the Transaction Documents, taking or refraining from taking any other action whatsoever in relation to the Trust Accounts and the movement of monies thereon which may be taken or not taken, pursuant to the Transaction
                Documents, by the Receivables Trustee or the Trust Accounts
                Operator; and

          (v)   any other activities by agreement between the Receivables
                Trustee (or any Person acting on its behalf) and the Trust
                Accounts Operator.

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          In each case for and on behalf of the Receivables Trustee as contemplated in the Receivables Securitisation Deed, the Receivables
          Trust Deed and Servicing Agreement and any related Supplement.

2.2  The Trust Accounts Operator hereby agrees:

     (a)  save as provided herein, not to enter into, on behalf of the
          Receivables Trustee, any commitments, loans or obligations or otherwise restrict or dispose of the Receivables Trustee's property or assets and subject to law, regulation or order of any court generally not to take any action which would be inconsistent with the business of the Receivables Trustee or in breach of the Receivables Trustee's constitutive documents or in breach of any of the Transaction
          Documents to which the Receivables Trustee is or becomes a party; and

     (b)  to keep confidential all documents, materials and other information relating to the business of the Receivables Trustee and not to disclose any of the aforesaid to any person other than the Receivables
          Trustee without the prior consent of the Receivables Trustee unless required to do so by law, regulation or order of any court provided that disclosure to any person for the purposes of the performance of their contractual obligations towards the Receivables Trustee (or the
          Trust Accounts Operator) pursuant to the Transaction Documents, or the exercise of their rights thereunder, is permitted.

     PROVIDED THAT nothing in this Clause 2.2 shall obligate the Trust Accounts
     Operator to carry out any duties in relation to the Transaction Documents to which the Receivables Trustee is or becomes a party which have been delegated by the Receivables Trustee specifically to other persons pursuant to such Transaction Documents.

3.   SUB-CONTRACTING

     The Trust Accounts Operator may appoint any company in the same group of companies as the Trust Accounts Operator as its sub-agent, sub-contractor or representative to carry out or to assist the Trust Accounts Operator to carry out all or any part of the services to be provided by it under this
     Agreement. No such delegation shall relieve the Trust Accounts Operator of its obligations under this Agreement.

4.   AGENCY PROVISIONS

4.1  The Trust Accounts Operator may rely upon any communication or document reasonably believed by it to be genuine.

4.2  The Trust Accounts Operator shall promptly inform the Receivables Trustee of the contents of any notice or document received by it from any of the parties to any of the Transaction Documents to which the Receivables
     Trustee is or becomes a party which the Trust Accounts Operator considers to be extraordinary in the context of the Receivables Trustee's day-to-day operation.

4.3  Notwithstanding anything to the contrary expressed or implied herein, the
     Trust Accounts Operator shall not:

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     (a)  be bound to account to the Receivables Trustee for any sum or the profit element of any sum received by it for its own account; or

     (b)  be bound to disclose to any other person any information relating to the Receivables Trustee if such disclosure would or might in its opinion constitute a breach of the law or regulation or be otherwise actionable at the suit of any person.

4.4  The Trust Accounts Operator does not accept any responsibility for the legality, validity, effectiveness, adequacy or enforceability of any of the
     Transaction Documents.

5.   RETIREMENT OF THE TRUST ACCOUNTS OPERATOR

5.1  The Trust Accounts Operator may retire its appointment hereunder at any time without assigning any reason therefor by giving written notice to that effect to the Receivables Trustee provided that the retirement of the Trust
     Accounts Operator shall not be effective until a replacement acceptable to the Receivables Trustee (such acceptance not to be unreasonably withheld)
     for the Trust Accounts Operator is appointed and has agreed to act as the
     Trust Accounts Operator for the purposes hereof.

5.2  The Receivables Trustee:

     (a)  may require the Trust Accounts Operator to retire its appointment hereunder at any time by giving written notice to that effect to the
          Trust Accounts Operator (provided that the retirement shall not be effective until a replacement acceptable to the Receivables Trustee has been appointed); and

     (b)  shall require the Trust Accounts Operator to so retire (provided that the retirement shall not be effective until a replacement acceptable to the Receivables Trustee has been appointed) if:

          (i)   the Trust Accounts Operator defaults in the payment on the due date of any payment to be made by it under this Agreement and such default continues unremedied for a period of 2 Business
                Days;

          (ii)  the Trust Accounts Operator defaults in any material respect in the performance or observance of any of its other undertakings and obligations under this Agreement and such default continues unremedied for a period of 10 Business Days after the receipt by the Trust Accounts Operator of written notice from the
                Receivables Trustee requiring the same to be remedied;

          (iii) the Trust Accounts Operator becomes insolvent or bankrupt or unable to pay, or generally is not paying, its debts as such debts become due, or takes any action for the purposes of
                entering into any winding-up, dissolution, bankruptcy,
                reorganisation, receivership or similar proceedings analogous in purpose or effect, or any order is made by any competent court or any resolution is passed for the appointment of a liquidator, trustee in bankruptcy or similar officer of the Trust Accounts
                Operator, or the Trust Accounts Operator appoints or suffers the

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                appointment of any receiver, trustee or similar officer of the whole or a substantial part of its assets or business or enters into any composition, restructuring or renegotiation of debt with its general creditors; or

          (iv)  the Trust Accounts Operator is subject to any material litigation, arbitration or administrative proceeding or claim which would, if adversely determined, be in the opinion of the
                Receivables Trustee, acting reasonably, materially prejudicial to the interests of the Beneficiaries.

5.3  If a successor to the Trust Accounts Operator is appointed pursuant to
     Clauses 5.1 or 5.2 then, upon a replacement account operator agreeing to act as such:

     (a)  the retiring Trust Accounts Operator shall be discharged from any further obligation hereunder other than any liability or obligation accrued at the date of its retirement; and

     (b)  its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party hereto.

6.   REPRESENTATIONS OF THE RECEIVABLES TRUSTEE

     The Receivables Trustee represents and warrants to the Trust Accounts
     Operator that:

     (a)  the execution, delivery and performance by the Receivables Trustee of this Agreement (a) are within the Receivables Trustee's corporate powers, (b) have been duly authorised by all necessary corporate action and (c) do not contravene the Receivables Trustee's memorandum and articles of association or any law or any contractual restriction binding on or affecting the Receivables Trustee;

     (b)  no authorisation or approval or other action by and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Receivables
          Trustee of this Agreement; and

     (c)  this Agreement is the legal, valid and binding obligation of the
          Receivables Trustee (except as may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally).

7.   UNDERTAKINGS OF THE TRUST ACCOUNTS OPERATOR

     The Trust Accounts Operator undertakes with the Receivables Trustee that, without prejudice to any of its specific obligations under this Agreement:

     (a)  it will devote to the performance of its obligations under this
          Agreement at least the same amount of time and attention, and exercise at least the same level of skill, care and diligence, in the performance of those obligations as it would if it were administering its own rights and obligations as opposed to those of the Receivables
          Trustee;

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     (b)  it will comply with any proper directions, orders and instructions which the Receivables Trustee may from time to time give to it in connection with the performance of its obligations under this
          Agreement;

     (c)  it will use its reasonable endeavours to keep in force all licences, approvals, authorisations and consents which may be necessary in connection with the performance of its obligations under this
          Agreement and shall, so far as it can reasonably do so, perform its obligations under this Agreement in such a way as not to prejudice the continuation of any such approval, authorisation, consent or licence;

     (d)  it will observe and perform all the duties and obligations as required by any Transaction Document to which it is a party to be performed by it in its capacity as Trust Accounts Operator;

     (e)  it will promptly upon becoming aware thereof notify the Receivables
          Trustee in writing of any condition, event, act, matter or thing which is a breach of any of the representations, warranties, covenants and undertakings of any of the parties to the Transaction Documents to which the Receivables Trustee is or becomes a party contained therein;

     (f)  it will make available office facilities, equipment and staff sufficient to enable it to fulfil its obligations under this
          Agreement;

     (g)  it will not fail in any material respect to comply with any legal, administrative and regulatory requirements in the performance of its obligations under this Agreement;

     (h)  subject to timely receipt by the Trust Accounts Operator of sufficient funds it will make or give directions for the making of all payments on behalf of the Receivables Trustee required to be made by the Trust
          Accounts Operator pursuant to the Transaction Documents to which the
          Receivables Trustee is or becomes a party on their due date and at or before the time required thereby without set-off or counterclaim and
          (unless required by law to deduct or withhold) without deduction or withholding for any taxes; and

     (i)  it will execute and do all such further documents, acts and things as may be necessary at any time or times to give effect to this
          Agreement, of which it has notice.

8.   TRUST ACCOUNTS OPERATOR'S LIABILITY AND INDEMNITY

8.1  The Trust Accounts Operator hereby indemnifies and undertakes to keep the
     Receivables Trustee and its directors, officers, employees and agents indemnified against all actions, proceedings, claims, costs and demands
     (including costs and reasonable expenses arising therefrom or incidental thereto) which may be brought against, suffered or incurred by it or any of them as a result of any failure by the Trust Accounts Operator to comply with any of its obligations hereunder where such failure arises from the gross negligence, wilful default, dishonesty or fraud of the Trust Accounts
     Operator. This indemnity is, for

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     the avoidance of doubt, in addition to and without prejudice to any indemnity allowed under any applicable law.

8.2  The Receivables Trustee shall, from time to time on demand of the Trust
     Accounts Operator, indemnify and hold harmless the Trust Accounts Operator, its directors, officers, employees and agents and any person providing services relating to its role hereunder at the time of such demand, against any liabilities, actions, proceedings, claims or demands which it or any of them may incur or be subject to arising out of or in consequence of this
     Agreement or as a result of the performance of the functions and the services provided for hereunder except as a result of the gross negligence, wilful default, dishonesty or fraud of the Trust Accounts Operator of any of its directors, officers, employees or agents and any person providing services relating to its role hereunder as the case may be. This indemnity shall expressly inure to the benefit of any director, officer, employee or agent existing or future and to the benefit of any successor of the Trust
     Accounts Operator hereunder.

8.3  The termination of this Agreement shall not affect the rights and obligations of the parties arising hereunder prior to such termination.

9.   RECORDS AND REPORTS

9.1  The Trust Accounts Operator shall keep, for and on behalf of the
     Receivables Trustee, any computer and/or physical records relating to the
     Receivables Trustee and/or the Trust Accounts or delivered to the Trust
     Accounts Operator on behalf of the Receivables Trustee (the "RELEVANT
     FILES") and maintain them in an adequate form and in such a way that they can clearly be distinguished from the records relating to other companies maintained by the Trust Accounts Operator. The Trust Accounts Operator
     shall ensure that the Relevant Files held by the Trust Accounts Operator
     (or to its order) shall at all reasonable hours be made available for inspection by the Receivables Trustee or any person acting on its behalf and shall procure that the Receivables Trustee or any person acting on its behalf shall be provided with such assistance as either of them may reasonably require to properly perform their duties. All Relevant Files held by the Trust Accounts Operator shall be held by it to the order of the
     Receivables Trustee. The Trust Accounts Operator hereby waives any lien to which it would otherwise be entitled in relation thereto. The Trust
     Accounts Operator shall, on demand by the Receivables Trustee or any person on its behalf, provide copies (and where copies are not available, the originals) of the Relevant Files to the Receivables Trustee.

10.  FEES OF THE TRUST ACCOUNTS OPERATOR

10.1 Any fees payable by the Receivables Trustee to the Trust Accounts Operator
     shall be set out in a letter sent by the Trust Accounts Operator to the
     Receivables Trustee (as the same may be varied, amended or replaced from time to time), in the amounts and at the times set out in such letter.

11.  NO LIABILITY AND NO PETITION

11.1 No recourse under any obligation, covenant, or agreement of any party contained in this Agreement shall be had against any shareholder, officer or director of the relevant party as such, by the enforcement of any assessment or by any proceeding, by virtue of any

                                      -7-

     statute or otherwise; it being expressly agreed and understood that this
     Agreement is a corporate obligation of the relevant party and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of the relevant party as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such party contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such party of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by the other party as a condition of and consideration for the execution of this Agreement.

11.2 The Trust Accounts Operator hereby undertakes to the Receivables Trustee for itself and as trustee for each Beneficiary that it will not take any corporate action or other steps or legal proceedings for the winding up, dissolution or re-organisation or for the appointment of a receiver, administrative receiver, trustee, liquidator, sequestrator or similar officer of any Beneficiary (unless such Beneficiary agrees otherwise in any related Supplement), the Receivables Trustee or any successor trustee or the Receivables Trust or any or all of the revenues and assets of any of them nor participate in any ex parte proceedings nor seek to enforce any judgement against such Persons.

11.3 The Trust Accounts Operator acknowledges that the obligations of the
     Receivables Trustee under this Agreement at any time are limited to the lesser, at such time, of (a) the nominal amount thereof (the "NOMINAL
     AMOUNT") and (b) an amount (the "AVAILABLE AMOUNT") equivalent to the value of the Trust Property at such time. The Trust Accounts Operator shall not have a right to have recourse to, or make demand or initiate proceedings against the Receivables Trustee at any time whilst the nominal amount exceeds the available amount. The Receivables Trustee shall incur no liability and be under no additional duty to any person solely as a result of any inability on its part to make payments or to perform other obligations under this Agreement, which inability results from the operation of the foregoing provisions of this Clause 11.3.

11.4 The Trust Accounts Operator agrees that it shall have no recourse, in respect of any obligation, covenant or agreement of the Receivables
     Trustee, against any shareholder, officer, agent or director of the
     Receivables Trustee.

12.  BENEFIT OF AGREEMENT

12.1 This Agreement shall be binding upon and enure to the benefit of each of the parties hereto and their respective successors, transferees and assigns.

12.2 The Trust Accounts Operator shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder without the prior written consent of the Receivables Trustee.

13.  REMEDIES AND WAIVERS

     No failure to exercise, nor any delay in exercising, on the part of the
     Trust Accounts Operator any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law.

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14.  PARTIAL INVALIDITY

     If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

15.  AMENDMENTS

     The provisions of this Agreement may be waived or amended by the parties hereto at any time provided that such waiver or amendment (including this
     Clause 15) shall not be effective unless it is in writing and signed by (or by some person duly authorised by) each of the parties.

16.  NO CONFLICT OF INTEREST

     The services of the Trust Accounts Operator to the Receivables Trustee
     hereunder are not to be deemed exclusive and the Trust Accounts Operator shall be free to render similar services to any other person for so long as its services hereunder are not impaired thereby and shall not be liable to account for any profits arising therefrom.

17.  NOTICES

17.1 Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by facsimile or letter.

17.2 Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by
     15 Business Days' written notice to the other specified another address) be made or delivered to that other person at the address identified with its signature below and shall be deemed to have been made or delivered when despatched (in case of any communication made by facsimile in respect of which telephone confirmation form the intended recipient as to legible receipt has been received) or (in the case of any communication made by letter) when left at that address.

17.3 Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language.

18.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts each of which will be deemed to be an original and all of which shall when taken together constitute one and the same document.

19.  LAW

     This Agreement shall be governed by, and construed in accordance with,
     English law.

20.  JURISDICTION

20.1 The parties hereto irrevocably agree for the benefit of each of them that the courts of Jersey, Channel Islands shall have jurisdiction to hear and determine any suit, action or

                                      -9-

     proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submit to the jurisdiction of such courts.

20.2 The parties hereto irrevocably waive any objection which they might now or hereafter have to the courts referred to in Clause 19.1 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this
     Agreement and agree not to claim that any such court is not a convenient or appropriate forum.

21.  RIGHTS OF THIRD PARTIES

     Without prejudice to the rights of any such shareholders, officers, agents or directors as referred to at clauses 8, 11.1 and 11.4 to enforce clauses
     8, 11.1 and 11.4, a person who is not a party to this Agreement has no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                      -10-

THE RECEIVABLES TRUSTEE

TURQUOISE RECEIVABLES TRUST LIMITED

By:          S.M. HOLLYWOOD
             Director

Address:     26 New Street
             St Helier
             Jersey JE2 3RA
             Channel Islands

Facsimile:   (01534) 814 815

Attention:   The Directors

THE TRUST ACCOUNTS OPERATOR

BEDELL TRUST COMPANY LIMITED

By:          S.M. HOLLYWOOD
             Director

Address:     26 New Street
             St. Helier
             Jersey JE2 3RA

Facsimile:   (01534) 814815

Attention:   Trust Officer

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